Exhibit 99.(8)(iii)(i)

PARTICIPATION AGREEMENT

THIS AGREEMENT is made and entered into this 30th day of September, 2015 between JEFFERSON NATIONAL LIFE INSURANCE COMPANY (the “Company”), a Texas life insurance company, on behalf of itself and its variable annuity and variable life insurance separate accounts set forth on Schedule A hereto as may be amended from time to time (each an “Account;” collectively, the “Accounts”),.  JEFFERSON NATIONAL SECURITIES CORPORATION (“Contract Distributor”), JOHN HANCOCK VARIABLE INSURANCE TRUST, a business trust organized under the laws of the Commonwealth of Massachusetts (the “Trust”), and JOHN HANCOCK DISTRIBUTORS, LLC, a limited liability company organized under the laws of Delaware (the “Distributor”, and together with the Company and the Trust, “Parties”, and each individually, a “Party”).

WHEREAS, the Trust is registered as an open-end management investment company under the Investment Company Act of 1940, as amended (the “1940 Act”), and its shares are registered under the Securities Act of 1933, as amended (the “1933 Act”);

WHEREAS, the Trust serves as an investment vehicle underlying variable life insurance and variable annuity contracts issued by insurance companies which have entered into participation agreements with the Trust and the Distributor (“Participating Insurance Companies”);

WHEREAS, the beneficial interest in the Trust is divided into separate series of shares as identified in the Trust’s registration statement under the 1933 Act (as amended from time to time) (the “Funds”), each representing the interest in a particular portfolio of securities and other assets and each of which may issue multiple classes of shares;

WHEREAS, the Trust has obtained from the Securities and Exchange Commission (“SEC”) an order granting Participating Insurance Companies and variable annuity and variable life insurance separate accounts exemptions from the provisions of Sections 9(a), 13(a), 15(a), and 15(b) of the 1940 Act and Rules 6e-2(b)(15) and 6e-3(T)(b)(15) thereunder, if and to the extent necessary to permit shares of the Funds to be sold to and held by, among others, variable annuity and variable life insurance separate accounts (“separate accounts”) of both affiliated and unaffiliated Participating Insurance Companies and certain qualified pension and retirement plans (“Qualified Plans”) (the “Exemptive Order”);

WHEREAS, the Distributor serves as the principal underwriter with respect to each class of shares of the Trust and is registered as a broker-dealer under the Securities Exchange Act of 1934 (the “1934 Act”) and is a member of the Financial Industry Regulatory Authority (“FINRA”);

WHEREAS, the Company has issued or will issue certain variable annuity and/or variable life insurance contracts supported wholly or partially by the Accounts (the “Contracts”), and said Contracts are listed in Schedule A hereto, as it may be amended from time to time;

WHEREAS, the Company has registered or will register its Contracts under the 1933 Act, except to the extent a particular Contract is or will be exempt from such registration;

WHEREAS, the Company has registered or will register each of its Accounts as a unit investment trust under the 1940 Act, except to the extent a particular Account is or will be exempt from such registration; and

WHEREAS, to the extent permitted by applicable insurance laws and regulations, the Company intends to purchase shares of the Funds on behalf of its respective Accounts to fund the Contracts, and the Trust is authorized to sell such shares to unit investment trusts such as each Account at net asset value;

NOW, THEREFORE, in consideration of their mutual promises set forth herein, the Companies, the Trust and the Distributor agree as follows:

1.       Purchase and Redemption of Fund Shares

1.1                               Subject to the terms of this Agreement and the Distribution Agreement in effect from time to time between the Trust and the Distributor, the Trust agrees to make available shares of the Funds set forth in Schedule B hereto, as it may be amended from time to time, for purchase by the Accounts (including the subaccounts thereof) at the applicable net asset value per share next computed, in accordance with the provisions of the then current prospectus and statement of additional information of the Trust, after receipt by the Trust or its designee of an order for purchase in good order. The Trust agrees to use reasonable efforts to calculate such net asset value on each day on which the New York Stock Exchange is open for trading.  Notwithstanding the foregoing, the Board of Trustees of the Trust (the “Board” or the “Trustees”) may refuse to sell shares of any Fund to any person, or suspend or terminate the offering of shares of any Fund, if such action is required by law or by regulatory authorities having jurisdiction or is, in the sole discretion of the Trustees acting in good faith and in light of their fiduciary duties under federal and any applicable state laws, in the best interests of such Fund and its shareholders (including variable contract owners).

1.2                               The Company shall submit payment for the purchase of shares of a Fund on behalf of an Account via NSCC on the next Business Day after an order to purchase such shares is made in accordance with the provisions of Section 1.1 hereof. “Business Day” shall mean any day on which the New York Stock Exchange is open for trading and on which the Trust calculates the net asset value of shares of the Funds.  Payment shall be in federal funds transmitted by wire to the Trust’s custodian.  If federal funds are not received on time, the Company shall promptly, upon the Trust’s request, reimburse the Trust for any charges, costs, fees, interest or other expenses incurred by the Trust in connection with any advances to, or borrowing or overdrafts by, the Trust, or any similar expenses incurred by the Trust, as a result of portfolio transactions effected by the Trust based upon the purchase request.

1.3                               The Trust agrees to redeem for cash (except as otherwise provided in the Trust’s prospectus) any full or fractional shares of any Fund, when requested by a Company on behalf of an Account, at the net asset value next computed, in accordance with the provisions of the then current prospectus and statement of additional information of the Trust, after receipt by the Trust or its designee of a request for redemption in good order.  The Trust shall make payment for such shares in the manner established from time to time by the Trust. Payment of redemption proceeds will normally be paid to a Company on behalf of its Account in federal funds transmitted by wire on the next Business Day after receipt by the Trust of a request for redemption in good order.  Notwithstanding the foregoing, (i) the Company shall not redeem shares attributable to Contract owners except in the circumstances permitted in Section 9.3 of this Agreement, and (ii) the Trust may delay redemption of shares of any Fund to the extent permitted by the 1940 Act, and any rules, regulations or orders thereunder.

1.4                               The Company agrees that all purchases and redemptions by its Accounts of shares of the Funds will be in accordance with the provisions of the then current prospectus and statement of additional information of the Trust and in accordance with any procedures that the Trust, the Distributor or the Trust’s transfer agent may establish from time to time governing purchases and redemptions of shares of the Funds generally.  The Funds may pay redemption proceeds “in kind” as permitted by applicable law and the Fund’s policies and procedures

1.5                               Payments by the Company for the purchase of shares of the Funds by its Accounts under Section 1.2 and payments by the Trust of the proceeds of the redemption of shares of the Funds by such Accounts under Section 1.3 may be netted against one another on any Business Day for the purpose of determining the amount of any wire transfer on that Business Day.

1.6                               Issuance and transfer of the Trust’s shares will be by book entry only.  Share certificates will not be issued. Shares ordered from the Trust will be recorded on the transfer records of the Trust in an appropriate title for each Account or the appropriate subaccount of each Account.

1.7                               The Trust will furnish same day notice by e-mail, fax or telephone (if by telephone, it must be followed by written confirmation) to the Company of any income dividends or capital gain distributions payable on the shares of the Funds. The Company hereby elects to receive all such income dividends and capital gain distributions as are payable on shares of a Fund in additional shares of that Fund. The Company reserves the right to revoke this election and to receive all such income dividends and capital gain distributions in cash. The Trust will notify the Company or its designee(s) of the number of shares so issued as payment of such dividends and distributions.

1.8                               The Trust will make the net asset value per share for each Fund available to the Company on a daily basis as soon as reasonably practical after the net asset value per share is calculated and shall use its best efforts to make such net asset value per share available by 6:45 p.m. New York time.

1.9                               For purposes of this Article 1, the Company shall be the designee of the Trust for receipt of purchase orders and requests for redemption relating to the Funds from each of its Accounts, and receipt by the Company prior to the time the Trust ordinarily calculates its net asset value as described in the then current prospectus and statement of additional information of the Trust will constitute receipt by the Trust on that same Business Day, provided that the Trust receives notice of a purchase order or request for redemption by 7:30 a.m. via NSCC. New York time on the next following Business Day.

1.9.1                     To the extent that each of the parties is a member of, and/or has access to, the National Securities Clearing Corporation’s (“NSCC”) systems and services, including Fund/SERV and Networking, the parties agree to utilize such services for all transactions contemplated hereunder and agree that all such dealings and transactions shall be processed in accordance with, and governed by, the NSCC’s Rules and Procedures (as the same may be amended from time to time) and the Networking Agreement executed by each such party.  To the extent not inconsistent with the NSCC’s Rules and Procedures, the provisions of Article I of this Agreement shall apply to transactions processed through the NSCC.  In the event of the unavailability of the NSCC at any time, the procedures set forth in Article I shall apply.

1.10                        The Trust agrees that shares of the Funds will be sold only to Participating Insurance Companies and their separate accounts, Qualified Plans, and other purchasers of the kind specified in Treas. Reg. Section 1.817-5(f)(3) (or any successor regulation) (“Other Purchasers”) as from time to time in effect.  The Trust and the Company agree that the arrangement contemplated by this Agreement is not exclusive and that the shares of the Trust may be sold to other Participating Insurance Companies, to Qualified Plans and to Other Purchasers subject to this Section 1.10.

1.11                        The Company has received a copy of the Exemptive Order and agrees to perform the obligations of a Participating Insurance Company under such Order.

1.12                        The Trust may refuse to sell shares of any Fund to the Company and any Account on any Business Day if as a result of such a sale the Company and its Accounts would own of record or beneficially forty-nine percent (49%) or more of the outstanding voting securities of the Fund.  The Trust shall use commercially reasonable efforts to provide written notice to the Company on the first Business Day that the Company and its Accounts own of record or beneficially forty percent (40%) or more of the outstanding voting securities of a Fund.

1.13                        If the Trust provides materially incorrect net asset value per share information to the Company through no fault of the Company, the Company shall be entitled to an adjustment with respect to the Trust shares purchased or redeemed to reflect the correct net asset value per share as subsequently determined by the Trust.  The determination of the materiality of any net asset value pricing error shall be based on the Trust’s policy for correction of pricing errors (the “Pricing Policy”). The Company shall correct such error in its records and in the records prepared by it for Contract owners in accordance with information provided by the Trust.  Any material error in the calculation or reporting of net asset value per share as determined by the Pricing Policy, dividend or capital gain information shall be reported promptly by the Trustto the Company upon discovery by the Trust.

2.       Prospectuses and Proxy Statements; Voting

2.1                               The Trust will prepare and be responsible for filing with the SEC and any state regulatory authorities requiring such filing all shareholder reports, proxy materials and prospectuses and statements of additional information of the Trust.  The Trust will bear the costs of registration and qualification of the shares of the Funds, preparation and filing of the documents listed in this Section 2.1, and all taxes to which an issuer is subject on the issuance and transfer of its shares.

2.2                               At the option of the Company, the Trust will either (a) provide the Company with as many copies of the Trust’s current prospectus, statement of additional information, annual report, semi-annual report, proxy materials and other shareholder communications, including any amendments or supplements to any of the foregoing, as the Company may reasonably request; or (b) provide the Company with camera ready copies of such documents in a form suitable for printing.  Subject to Section 4.1 hereof, expenses of furnishing such documents will be borne by such Parties as set forth in Schedule C hereto, as may be amended from time to time.  The Company assumes sole responsibility for ensuring the timely delivery of, and agrees to deliver to Contract owners on a timely basis: (i) to the extent required by law, the Trust’s current prospectus and any supplements thereto and, if requested by a Contract owner, the Trust’s current statement of additional information, and (ii) the Trust’s proxy materials, in accordance with applicable federal and state securities laws.

2.3                               The Trust will use its best efforts to provide the Company, on a timely basis, with such information about the Trust, the Funds and the investment adviser and any subadvisers to any Fund, as the Company may reasonably request in connection with the preparation of registration statements, prospectuses and other materials relating to the Contracts.  The Company agrees that it will use such information in the form provided.  The Company shall provide prior written notice of any proposed modification of such information, which notice will describe in detail the manner in which the Company proposes to modify the information, and agrees that it may not modify such information in any way without the prior consent of the Trust.

2.4                               As long as and to the extent that the SEC interprets the 1940 Act to require pass-through voting privileges for variable contract owners, the Company (i) will provide pass-through voting privileges to Contract owners whose Contract values are invested, through Accounts registered with the SEC under the 1940 Act, in shares of the Funds, (ii) when it provides pass-through voting privileges to Contract owners whose Contract values are invested, through an Account registered with the SEC under the 1940 Act, in shares of a Fund, will vote shares held in that Account for which no Contract owner instructions are timely received by the Company, as well as shares of a Fund which the Company itself owns, in the same proportion as those shares of the Fund held in all Accounts maintained by that Company which are registered with the SEC under the 1940 Act for which Contract owner instructions are timely received, and (iii) will vote shares of a Fund which it is otherwise entitled to vote on any matter, including shares of a Fund held in Accounts which are not registered with the SEC under the 1940 Act,  in the same proportion as the voting instructions with respect to that matter which all separate accounts registered with the SEC under the 1940 Act (“Registered Separate Accounts”) that are shareholders of the Fund have timely received from contract owners whose contract values are invested in shares of the Fund. Notwithstanding the foregoing, the Company may vote shares of a Fund in such other manner as may be required or permitted by Rule 6e-2 or Rule 6e-3(T) under the 1940 Act or otherwise by the SEC or its staff, provided that the Company will assure that each of its Accounts investing in a Fund calculates voting privileges in a manner consistent with other life insurance companies investing in that Fund.

3.       Sales Material and Information

3.1                               The Company or Contract Distributor, as the case may be will use its best efforts to ensure that sales literature and other promotional material prepared by it or on its behalf in which the Trust, a Fund, any investment adviser or subadviser to any Fund or the Distributor (in its capacity as principal underwriter of the Trust shares) is named, conforms to all requirements of all applicable federal and state laws and rules and regulations, including all applicable rules and regulations of FINRA.

3.2                               The Company or Contract Distributor, as the case may be will furnish, or will cause to be furnished, to the Trust or its designee, each piece of sales literature or other promotional material that the Company develops and in which the Trust (or a Fund thereof) or the Distributor is named, other than listing the Fund name and objective.  No such material shall be used until approved by the Trust or its designee, and the Trust or its designee will use its best efforts to review such sales literature or promotional material within ten Business Days after receipt of such material.  The Trust or its designee reserves the right to reasonably object to the continued use of any such sales literature or other promotional material in which the Trust (or a Fund thereof) or the Distributor is named, and no such material shall be used if the Trust or its designee so objects.

3.3                               The Company or Contract Distributor, as the case may be will not give any information or make any representations or statements on behalf of the Trust or concerning the Trust in connection with the sale of the Contracts other than the information or representations contained in the registration statement, prospectus or statement of additional information for the Trust shares, as such registration statement, prospectus and statement of additional information may be amended or supplemented from time to time, or in reports or proxy statements for the Trust, or in sales literature or other promotional material approved by the Trust or its designee, except with the written approval of the Trust or its designee.

3.4                               The Trust will use its best efforts to ensure that sales literature and other promotional material prepared by it or on its behalf in which a Company, the Accounts or the Contracts are named, conforms to all requirements of all applicable federal and state laws and rules and regulations, including all applicable rules and regulations of FINRA.

3.5                               The Trust and the Distributor, or their designee, will furnish, or cause to be furnished, to the Company, each piece of sales literature or other promotional material that it develops and in which the Company, and/or its Account, is named.  No such material shall be used until approved by the Company, and the Company will use its best efforts to review such sales literature or promotional material within ten Business Days after receipt of such material.  The Company reserves the right to reasonably object to the continued use of any such sales literature or other promotional material in which the Company and/or its Account is named, and no such material shall be used if the Company so objects.

3.6                               The Trust will not give any information or make any representations or statements on behalf of or concerning the Company, the Accounts or the Contracts in connection with the sale of Trust shares other than the information or representations contained in the registration statements, prospectuses or statements of additional information for the Contracts, as such registration statements, prospectuses and statements of additional information may be amended or supplemented from time to time, or in published reports for each Account which are in the public domain or approved by a Company for distribution to Contract owners, or in sales literature or promotional material approved by a Company or its designee, except with the written permission of the Company or its designee.

3.7                               The Trust will provide to the Company at least one complete copy of all registration statements, prospectuses, statements of additional information, shareholder annual, semi-annual and other reports, proxy statements, applications for exemptions, requests for no-action letters and any amendments to any of the foregoing, that relate to the Trust or any Fund promptly after the filing of each such document with the SEC or any other regulatory authority.  The copies required by this paragraph may be in the form of electronic documents (e.g., Word, PDF, or similar formats) or hyperlinks to electronic documents.

3.8                               Upon request, the Company will provide to the Trust at least one complete copy of all registration statements, prospectuses (which shall include an offering memorandum, if any, if the Contracts issued by the Company or interests therein are not registered under the 1933 Act), statements of additional information, shareholder annual, semi-annual and other reports, solicitations for voting instructions, applications for exemptions, requests for no-action letters and any amendments to any of the foregoing, that relate to its Contracts or any of its Accounts promptly after the filing of each such document with the SEC or any other regulatory authority.  The Company will provide to the Trust and the Distributor any complaints received from Contract owners pertaining to the Trust or a Fund.  The copies required by this paragraph may be in the form of electronic documents (e.g., Word, PDF, or similar formats) or hyperlinks to electronic documents.

3.9                               As used herein, the phrase “sales literature and other promotional material” includes, but is not limited to, advertisements (such as material published or designed for use in a newspaper, magazine, or other periodical, radio, television, telephone or tape recording, videotape display, sign or billboard, motion picture or other public medium), sales literature (i.e., any written communication distributed or made generally available to customers or the public, including brochures, circulars, research reports, market letters, form letters, seminar texts, reprints or excerpts of any other advertisement, sales literature or published article), educational or training materials or other communications distributed or made generally available to some or all agents or employees.

3.10                        The Parties each agree and acknowledge that it has no rights to the name, logo, brand or mark of the other Party or its affiliates and that all use of any designation comprised in whole or part of any such name, logo, brand or mark by a Party is prohibited without the prior written consent of the other Party, unless use is required under applicable law. Upon termination of this Agreement for any reason, each Party shall cease all use of the other Party’s name, logo, brand or mark as soon as reasonably practicable.

4.       Fees and Expenses

4.1                               Except as specifically provided in Section 4.2 of this Agreement, the Trust and the Distributor will pay no fee or other compensation to the Company under this Agreement.

5.       Diversification

5.1                               The Trust and each of the Funds will at all times comply with Section 817(h) of the Internal Revenue Code of 1986, as amended (the “Code”), and the Treasury Regulations thereunder, as the same may be amended or modified from time to time, relating to the diversification requirements for variable annuity, endowment or life insurance contracts.  Upon request by the Company, the Trust will provide a certification of compliance regarding Section 817(h) of the Code. In addition, neither the Trust nor the Funds will take any action, or fail to take any action, that results in the inability of any Account investing in the Funds to treat a portion of each asset of a Fund as an asset of the Account, in accordance with Treas. Reg.  Section 1.817-5(f), for purposes of satisfying the diversification requirements of Section 817(h) of the Code and the Treasury Regulations thereunder.

6.       Potential Conflicts

6.1                               To the extent required by the Exemptive Order or by applicable law, the Board will monitor the Trust for the existence of any material irreconcilable conflict between or among the interests of variable contract owners whose contract values are invested through separate accounts, participants in Qualified Plans and Other Purchasers investing in the Trust and will determine what action, if any, should be taken in response to any such conflict.  A material irreconcilable conflict may arise for a variety of reasons, including: (a) an action by any state insurance regulatory authority; (b) a change in applicable federal or state insurance, tax, or securities laws or regulations, or a public ruling, private letter ruling, no-action or interpretative letter, or any similar action by insurance, tax, or securities regulatory authorities; (c) an administrative or judicial decision in any relevant proceeding; (d) the manner in which the investments of any Fund are being managed; (e) a difference in voting instructions given by variable annuity contract owners, variable life insurance contract owners and, where applicable, participants in Qualified Plans; (f) a decision by a Participating Insurance Company to disregard the voting instructions of variable contract owners; or (g) a decision by a Qualified Plan, where applicable, to disregard participant voting instructions.  The Trust will promptly inform the Companies if it determines that a material irreconcilable conflict exists and of the implications thereof.

6.2                               The Company, on behalf of itself, its Accounts and any of its affiliates investing in a Fund, will report to the Board any potential or existing conflict as described in Section 6.1 of which it is or becomes aware. The Company will assist the Board in carrying out its responsibilities under the Exemptive Order and under applicable law by providing the Board with all information reasonably necessary for the Board to consider any issues raised with respect to such conflict and by furnishing to the Board, at its reasonable request annually or more frequently, such other materials or reports as the Board may deem appropriate.  The Company will inform the Board whenever it determines to disregard Contract owner voting instructions, and the Company will carry out its responsibility under this Article 6 with a view only to the interests of its Contract owners.

6.3                               If it is determined by a majority of the Board, or a majority of the disinterested Trustees, that a material irreconcilable conflict exists with respect to any Fund, the Company shall, at its own expense and to the extent reasonably practicable (as determined by a majority of the disinterested Trustees), take whatever steps are necessary to remedy or eliminate the material irreconcilable conflict, which steps could include: (1) withdrawing the assets allocable to some or all of its Accounts from the Fund and reinvesting such assets in a different investment medium, including (but not limited to) another Fund, or submitting the question of whether such segregation should be implemented to a vote of all affected Contract owners and, as appropriate, segregating the assets of any appropriate group (i.e., variable annuity contract owners or variable life insurance contract owners) that votes in favor of such segregation, or offering to the affected Contract owners the option of making such a change; and (2) establishing a new registered management investment company or managed separate account. In the event that the Board determines that any proposed action by the Company does not adequately remedy any material irreconcilable conflict, the Company will withdraw the affected Account’s investment in the Trust or a Fund within six months (or as otherwise agreed by the Parties) after the Board informs the Company in writing of the foregoing determination, provided, however, that such withdrawal will be limited to the extent required by any such material irreconcilable conflict as determined by a majority of the disinterested Trustees.

6.4                               If a material irreconcilable conflict arises because of a decision by the Company to disregard Contract owner voting instructions and that decision represents a minority position or would preclude a majority vote, the Company may be required, at the Trust’s election, to withdraw the relevant Account’s investment in the Trust or a Fund, as applicable, provided, however, that any such withdrawal will be limited to the extent required by such material irreconcilable conflict as determined by a majority of the disinterested Trustees. Any such withdrawal will take place within six months after the Trust gives written notice that this provision is being implemented.  No charge or penalty will be imposed as a result of any such withdrawal.

6.5                               For purposes of Sections 6.3 through 6.4 of this Agreement, a majority of the Trustees who are not “interested persons” (as defined in Section 2(a)(19) of the 1940 Act) of the Trust will determine whether any proposed action adequately remedies any material irreconcilable conflict, but in no event will the Trust be required to establish a new funding medium for the Contracts. Nor shall a Company be required by Section 6.3 to establish any new funding medium for the Contracts if an offer to do so has been declined by vote of a majority of Contract owners materially adversely affected by the material irreconcilable conflict.

6.6                               If and to the extent the Exemptive Order or any amendment thereto contains terms and conditions different from Sections 2.4, 6.1, 6.2, 6.3 and 6.4 of this Agreement, then the Trust and/or the Company, as appropriate, shall take such steps as may be necessary to comply with the Exemptive Order or any such amendment, and Sections 2.4, 6.1, 6.2, 6.3 and 6.4 of this Agreement shall continue in effect only to the extent that terms and conditions substantially identical to such Sections are contained in the Exemptive Order and any amendment thereto.  If and to the extent that Rule 6e-2 and Rule 6e-3(T) under the 1940 Act are amended, or proposed Rule 6e-3 is adopted, to provide exemptive relief from any provision of the Act or the rules promulgated thereunder with respect to “mixed or shared funding” (as understood for purposes of the Exemptive Order) on terms and conditions materially different from those contained in the Exemptive Order, then (a) the Trust and/or the Company, as appropriate, will take such steps as may be necessary to comply with Rules 6e-2 and 6e-3(T), as amended, and Rule 6e-3, as adopted, to the extent such rules are applicable; and (b) Sections 2.4, 6.1, 6.2, 6.3 and 6.4 of this Agreement shall continue in effect only to the extent that terms and conditions substantially identical to such Sections are contained in such Rule(s) as so amended or adopted.

6.7                               The Trust hereby notifies the Company that it may be appropriate to include in prospectuses for the Contracts disclosure regarding potential conflicts as described in Section 6.1 hereof.

7.       Representations and Warranties

7.1    Representations and Warranties of the Companies.

(a)                                 The Company represents and warrants that it is a life insurance company duly organized or existing and in good standing under applicable law and that each of its Accounts, prior to any issuance or sale of any Contracts by such Account and during the term of this Agreement, will be legally and validly established as a separate account pursuant to relevant state insurance law and either: (i) will be registered as a unit investment trust in accordance with the provisions of the 1940 Act; or (ii) will be exempt from such registration.

(b)                                 The Company represents and warrants that the Contracts issued by it are or, prior to the purchase of shares of any Fund in connection with funding such Contracts, will be registered under the 1933 Act, except to the extent a particular Contract is exempt from such registration, and will be issued and sold in compliance in all material respects with all applicable federal and state laws, including all applicable customer suitability requirements.

(c)                                  The Company represents and warrants that its registration statements for the Contracts and any amendments or supplement thereto will, when they become effective, conform in all material respects to the requirements of the 1933 Act and the 1940 Act and the rules and regulations of the SEC thereunder and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, provided, however, that this representation and warranty will not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of the Trust expressly for use therein.

(d)                                 The Company represents and warrants that its Contracts are currently and at the time of issuance will be treated as modified endowment, annuity or life insurance contracts under applicable provisions of the Code and agrees that it will maintain such treatment and will notify the Trust immediately upon having a reasonable basis for believing that its Contracts or any of them have ceased to be so treated or might not be so treated in the future.  The Company agrees that any prospectus offering a contract that is a “modified endowment contract” as that term is defined in Section 7702A of the Code (or any successor or similar provision), shall identify such contract as a modified endowment contract.  The Company further represents and warrants that each of its Accounts is a “segregated asset account” and that interests in each Account are offered exclusively through the purchase of or transfer into a “variable contract,” within the meaning of such terms under Section 817 of the Code and the regulations thereunder.  The Company will use its best efforts to continue to meet such definitional requirements, and it will notify the Trust immediately upon having a reasonable basis for believing that such requirements have ceased to be met or that they might not be met in the future.

(e)                               The Company represents and warrants that it will not, without the prior written consent of the Trust, purchase shares of the Trust with Account assets derived from the sale of Contracts to individuals or entities which would cause the investment policies of any Fund to be subject to any limitations not in the Trust’s then current prospectus or statement of additional information with respect to any Fund.

(f)                                   The Company represents and warrants that all of its directors, officers, employees, and other individuals/entities employed or controlled by the Company dealing with the money and/or securities of the Account are covered by a blanket fidelity bond or similar coverage for the benefit of the Account, in an amount not less than $5 million.  The aforesaid bond includes coverage for larceny and embezzlement and is issued by a reputable bonding company.  The Company agrees to hold for the benefit of a Fund and to pay to the Fund any amounts lost from larceny, embezzlement or other events covered by the aforesaid bond to the extent such amounts properly belong to the Fund pursuant to the terms of this Agreement.  The Company agrees to make all reasonable efforts to see that this bond or another bond containing these provisions is always in effect, and agrees to notify the Trust and the Distributor in the event that such coverage no longer applies.

(g)                                  The Company shall not, without prior notice to the Fund and Distributor (unless required by applicable law):

a.  take any action to operate an Account as a management investment company under the 1940 Act;

b.  induce Contract owners to change or modify a Fund or change a Fund’s distributor or investment adviser.

c.  induce Contract owners to vote on any matter submitted for consideration by the shareholders of a Fund in a manner other than as recommended by the Board of Trustees of that Fund.

7.2    Representations and Warranties of the Trust

(a)                                 The Trust represents and warrants that it is lawfully organized and validly existing under the laws of the Commonwealth of Massachusetts and that it does and will at all times during the term of this Agreement comply in all material respects with the 1940 Act.

(b)                                 The Trust represents and warrants that shares of the Funds offered and sold pursuant to this Agreement will be registered under the 1933 Act, duly authorized for issuance and sold in compliance with the laws of the Commonwealth of Massachusetts and all applicable federal and state securities laws and that the Trust is and will remain during the term of this Agreement registered as an open-end management investment company under the 1940 Act. The Trust agrees that it will amend the registration statement for its shares under the 1933 Act and the 1940 Act from time to time as required in order to permit the continuous offering of its shares in accordance with the 1933 Act. The Trust will register and qualify the shares for sale in accordance with the laws of the various states only if and to the extent deemed advisable by the Trust or the Distributor.

(c)                                  The Trust represents and warrants that the registration statement for shares of the Funds and any amendments or supplement thereto will, when they become effective, conform in all material respects to the requirements of the 1933 Act and the 1940 Act and the rules and regulations of the SEC thereunder and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, provided, however, that this representation and warranty will not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Trust by or on behalf of a Company expressly for use therein.

(d)                                 The Trust represents and warrants that each Fund is currently qualified as a “regulated investment company” under subchapter M of the Code and agrees that the Trust will make every effort to maintain such qualification (under Subchapter M or any successor or similar provision) and will notify the Companies promptly upon having a reasonable basis for believing that any Fund has ceased to so qualify or might not so qualify in the future.

(e)                                  The Trust represents and warrants that all of its trustees, officers, employees and other individuals or entities dealing with the money and/or securities of a Fund are and shall continue to be at all times covered by a blanket fidelity bond or similar coverage for the benefit of the Fund in an amount not less than the minimum coverage as required currently by Rule 17g-1 under the 1940 Act or related provisions as may be promulgated from time to time.  The aforesaid bond shall include coverage for larceny and embezzlement and shall be issued by a reputable bonding company.

7.3    Representations and Warranties of the Distributor

(a)                                 The Distributor represents and warrants that it is lawfully organized and validly existing under the laws of Delaware and that it is a member in good standing of FINRA and registered as a broker-dealer with the SEC.

(b)                                 The Distributor represents and warrants that it will distribute Trust shares in accordance with all applicable federal and state securities laws.

7.4    Representations and Warranties of the Contract Distributor

(a)                                 The Contract Distributor represents and warrants that it is lawfully organized and validly existing under the laws of Delaware and that it is a member in good standing of FINRA and registered as a broker-dealer with the SEC.

(b)                                 The Contract Distributor represents and warrants that it will distribute Trust shares in accordance with all applicable federal and state securities laws.

8.       Applicable Law and Other Provisions

8.1                               This Agreement shall be construed and the provisions hereof interpreted under and in accordance with the laws of the state of Delaware without reference to the principles of conflicts or choice of law thereof.

8.2                               This Agreement shall be subject to the provisions of the 1933, 1934 and 1940 Acts, and the rules and regulations thereunder, including such exemptions from those statutes, rules and regulations as the SEC or its staff may grant (including, but not limited to, the Exemptive Order) and the terms hereof shall be interpreted and construed in accordance therewith.

8.3                               Each Party shall comply with any applicable anti-money laundering laws and regulations, including the relevant provisions of the USA PATRIOT Act (Pub. L. No. 107-56 (2001)) and the regulations issued thereunder, and the Company represents and warrants that it has in place an anti-money laundering program consistent with the requirements of such Act.

8.4                               Each Party shall comply with any applicable privacy and notice provisions of 15 U.S.C. §§ 6801-6827 and any applicable regulations promulgated thereunder (including but not limited to 17 C.F.R. Part 248) as they may be amended.

8.5                               The Company shall comply with any applicable provisions of the Foreign Account Tax Compliance Act (commonly known as FATCA) and any applicable regulations promulgated thereunder.

8.6                               The Company acknowledges that, pursuant to Form 24f-2, a Fund is not required to pay fees to the SEC for registration of its shares under the 1933 Act with respect to its shares issued to a separate account of an insurance company that is a unit investment trust that offers interests that are registered under the 1933 Act and on which a registration fee has been or will be paid to the SEC (a “Registered Account”).  Upon request, the Company agrees to provide the Trust information as to the number of shares purchased by a registered Account investing in the Trust and any other Account the interests of which are not registered under the 1933 Act.  The Company acknowledges that the Trust intends to rely on the information so provided and represents and warrants that such information shall be accurate.

9.      Termination

9.1     This Agreement may be terminated:

(a)                                 by the Trust or the Company, in its entirety or with respect to one or more Funds, for any reason or for no reason, upon 60 days’ advance written notice to the other party;

(b)                                 by the Company, with respect to any Fund, immediately upon written notice to the Trust, if the Fund ceases to qualify as a “regulated investment company” under Subchapter M of the Code or under any successor or similar provision, or if the Company reasonably believes that the Fund may fail to so qualify;

(c)                                  by the Trust or the Distributor, immediately upon written notice to the Company, in the event any Contract fails to meet the qualifications specified in Section 7.1(d); or

(d)                                 by the Trust or the Distributor, immediately upon written notice to the Company, in the event that formal administrative proceedings are instituted against the Company or any affiliate by FINRA, the SEC, the Insurance Commissioner or like official of any state or any other regulatory body regarding the Company’s duties under this Agreement or related to the sale of the Contracts, the operation of any Account, or the purchase of the Trust’s Shares; provided, however, that the Trust or Distributor determines in its sole judgment exercised in good faith, that any such administrative proceedings will have a material adverse effect upon the ability of the Company to perform its obligations under this Agreement; or

(e)                                  by the Company, immediately upon written notice to the Trust or Distributor, in the event that formal administrative proceedings are instituted against the Trust or Distributor by FINRA, the SEC, or any state securities or insurance department or any other regulatory body; provided, however, that the Company determines in its sole judgment exercised in good faith, that any such administrative proceedings will have a material adverse effect upon the ability of the Trust or Distributor to perform its obligations under this Agreement; or

(f)                                   by the Trust or the Distributor, immediately upon written notice to the Company, if the Trust or the Distributor, respectively, shall determine, in their sole judgment exercised in good faith, that the Company has suffered a material adverse change in its business, operations, financial condition, insurance company rating or prospects since the date of this Agreement or is the subject of material adverse publicity; or

(g)                                  by the Company, immediately upon written notice to the Trust and the Distributor, if the Company shall determine, in its sole judgment exercised in good faith, that the Trust or the Distributor has suffered a material adverse change in its business, operations, financial condition or prospects since the date of this Agreement or is the subject of material adverse publicity; or

(h)                                 at the option of the Company, as one party, or the Trust or the Distributor, as one party, upon the other party’s material breach of any provision of this Agreement upon 30 days’ written notice and the opportunity to cure within such notice period; or

(i)                                     pursuant to the provisions of Article 6 (“Potential Conflicts”) hereof.

9.2                               Notwithstanding any termination of this Agreement, the Company shall upon the request of the Distributor or the Trust take such actions to remove the net assets of the Accounts from a Fund in a timely manner including, without limitation, seeking an order pursuant to Section 26(b) of the 1940 Act to permit the substitution of other securities for the shares of the Fund.

9.3                               The Company shall not redeem Trust shares attributable to the Contracts (as opposed to Trust shares attributable to the Company’s assets held in the Account) except (i) as necessary to implement Contract owner initiated or approved transactions, (ii) as required by state and/or federal laws or regulations or judicial or other legal precedent of general application (hereinafter referred to as a “Legally Required Redemption”), (iii) as permitted by an order of the SEC pursuant to Section 26(c) of the 1940 Act, but only if a substitution of other securities for the shares of the Funds is consistent with the terms of the Contracts, (iv) as permitted under the terms of the Contract or (v) as permitted under Section 9.2.  Upon request, the Company will promptly furnish to the Trust and the Distributor reasonable assurance that any redemption pursuant to clause (ii) above is a Legally Required Redemption.  Furthermore, except in cases where permitted under the terms of the Contacts, the Company shall not prevent Contract owners from allocating payments to a Fund that is otherwise available under the Contracts without first giving the Trust or the Distributor 45 days notice of its intention to do so.

9.4                               In the event of termination of this Agreement, each party’s obligations under Section 13 related to indemnification and under Section 12.1 related to confidentiality shall survive termination.

10.      Market Timing Restrictions

10.1                        Agreement to Provide Information. The Company agrees to provide the Trust, upon written request by the Trust or its agent, a unique indentifying number or other unique identifier, if known, of all Contract owners that purchased, redeemed, transferred, or exchanged Shares (the term “Shares” means the interests of Contract owners corresponding to the redeemable securities of record issued by the Trust that are held by the Company) held through an account with the Company during the period covered by the request, and the amount and dates of such Contract owner purchases, redemptions, transfers, and exchanges. The Trust acknowledges and agrees that the Company will only provide such information regarding a Contract owner that the Company is permitted to provide without Contract owner consent under applicable laws, rules, and regulations. If the Company is required by law to obtain Contract owner consent in order to provide such information to the Trust, the Company will use reasonable efforts to obtain consent.

(a)                                 Period Covered by Request.  Requests must set forth a specific period for which transaction information is sought, which will generally not exceed ninety (90) calendar days of transaction information. Each request must be in writing, and separate request must be made for each specific period for which transaction information is sought. The Trust will not request transaction information more often than quarterly, and shall not request transaction information that is older than twelve (12) months from the date of the request, unless the Trust deems it necessary to investigate disruptive short-term trading, which the Trust defines as any transaction activity that may increase portfolio transaction costs, disrupt management of a portfolio (affecting the advisor or a sub-advisor’s ability to effectively manage a portfolio in accordance with its investment objective and policies) or dilute the interest in a portfolio held for long-term investment.

(b)                                 Form and Timing of Response.  The Company agrees to transmit the requested information that is on its books and records to the Trust or its designee not later than ten (10) business days after receipt of a request, or as mutually agreed upon by the parties. If the requested information is not on the Company’s books and records, the Company agrees, within the time period designated above, to: (i) provide or arrange to provide to the Trust the required information from Contract owners who hold an account with an indirect Company, (ii) obtain assurances from the indirect Company that the requested information will be provided directly to the Trust promptly, or (iii) if directed by the Trust and to the extent feasible, advise the indirect Company that henceforth the Company will not accept instructions from such indirect Company as to purchases and exchanges of the Shares indirectly through the account of the Company unless such instructions are sent by the regular U.S. mail. In such instances, the Company agrees to inform the Trust whether it plans to perform (i), (ii), or (iii). Responses required by this paragraph must be communicated in writing and in a format mutually agreed upon by the parties. To the extent practicable, the format for any transaction information provided to the Trust should be consistent with the NSCC Standardized Data Reporting Format. For purposes of this provision, an “indirect Company,” means any person that holds Shares through a Company that is itself a “financial Company” as defined by Rule 22c-2.

(c)                                  Limitations on Use of Information.  The Trust agrees not to use the information received pursuant to this Section 10.1 for any purpose other than as necessary to comply with the provisions of Rule 22c-2 or for any purpose not permitted under the privacy provisions of the Title V of the Gramm-Leach-Bliley Act (Public Law 106-102) and comparable state laws.

10.2                        Agreement to Enforce Short-Term Trading Policy. The Company represents that it has established a short-term trading policy that it believes is reasonably designed to prevent market timing and short-term (or excessive) trading in the Funds (the “Short —Term Trading Policy”).   The Company agrees to cooperate with the Trust in monitoring purchase, exchange and redemption orders by Contract owners in order to detect and prevent market timing and short-term or excessive trading in the Funds.

10.3                        Agreement to Restrict Trading. During the term of this Agreement, the Company agrees that it shall enforce the Short-Term Trading Policy with respect to Contract owners. Where a Contract owner had been identified by the Trust as having engaged in potentially harmful market timing or frequent trading, then the Company shall advise such Contract owner that the Company is imposing additional trading restrictions on the Contract owner’s transactions in the Company’s Account as permitted under the Short-Term Trading Policy that may include to the extent feasible advising the Contract owner that henceforth the Company will not accept instructions from such Contract owner as to purchases or exchanges of Shares indirectly through the Company’s Account, unless such instructions are sent to the Company by regular mail.

(a)                                 Form of Instructions.  Instructions from the Trust must include a unique identifying number, if known, and the specific instructions as to the Contract owners who are to be advised by the Company of additional trading restrictions, including advising that henceforth such Contract owner’s instructions for purchases and exchanges must be sent by regular U.S. mail. If a unique identifying number is not known, the instructions must include an identifying number of the Contract owner(s) or accounts(s) or other agreed upon information to which the instruction relates.

(b)                                 Timing Response.  The Company agrees to execute instructions as soon as reasonably practicable, but not later than ten (10) business days after receipt of the instructions by the Company, or as mutually agreed upon by the parties.

(c)                                  Confirmation by the Company.  The Company must provide written confirmation to the Trust that instructions have been executed. The Company agrees to provide confirmation as soon as reasonably practicable, but not later than ten (10) business days after the instructions have been executed, or as mutually agreed upon by the parties.

11.      Notices

11.1                        Any notice required under this Agreement shall be sufficiently given when sent by registered or certified mail, by facsimile transmission (provided that a copy is also sent by registered or certified mail) or by a nationally recognized overnight delivery service, to the other party at the address of such party set forth below or at such other address as such party may from time to time specify in writing to the other party.

If to the Trust:

John Hancock Variable Insurance Trust

601 Congress Street

Boston, Massachusetts 02210

Attention:  John Danello

Fax No.: (617) 663-2197

If to the Distributor:

John Hancock Distributors, LLC

601 Congress Street

Boston, Massachusetts 02210

Attention:  John Danello

Fax No.: (617) 663-2197

If to the Company:

Jefferson National Life Insurance Company

10350 Ormsby Park Place

Louisville, KY 40223

Attn:  General Counsel

Fax No: (866) 667-0563

12.      Miscellaneous

12.1                        Subject to the requirements of legal process and regulatory authority, each Party hereto shall treat as confidential the names and addresses of the owners of the Contracts and all information reasonably identified as confidential in writing by any other party hereto and, except as permitted by this Agreement, shall not disclose, disseminate or utilize such names and addresses and other confidential information without the express written consent of the affected party until such time as such information has come into the public domain.

12.2                        A copy of the Agreement and Declaration of Trust establishing the Trust (as amended from time to time) is on file with the Office of the Secretary of the Commonwealth of Massachusetts, and notice is hereby given that this Agreement is executed on behalf of the Trust by officers of the Trust as officers and not individually and that the obligations of the Trust or of any Fund under or arising out of this Agreement are not binding upon any of the Trustees, officers or shareholders of the Trust individually but are binding only upon the assets and property belonging to the Trust or to a particular Fund as the case may be.

12.3                        The captions in this Agreement are included for convenience of reference only and in no way define or delineate any of the provisions hereof or otherwise affect their construction or effect.

12.4                        This Agreement contains the entire understanding of the parties with respect to the subject matter hereof, may be executed in two or more counterparts which together will constitute one and the same instrument, may not be assigned by a Company or the Trust without the written consent of the other, and will inure to the benefit of and be binding upon the parties and their respective successors and assigns.

12.5                        If any provision of this Agreement is held or made invalid by a court decision, statute, rule or otherwise, the remainder of the Agreement will not be affected thereby.

12.6                        Each party hereto will cooperate with each other party and all appropriate governmental authorities (including without limitation the SEC, FINRA and state insurance regulators) and will permit such authorities reasonable access to its books and records in connection with any investigation or inquiry relating to this Agreement or the transactions contemplated hereby.

12.7                        The rights, remedies and obligations contained in this Agreement are cumulative and are in addition to any and all rights, remedies and obligations, at law or in equity, to which the parties hereto are entitled or subject under state and federal laws.

13.     Indemnification

13.1                        Indemnification by the Company.  The Company and the Contract Distributor agree to indemnify and hold harmless the Trust and the Distributor and each member of their Boards and each of their officers, employees, agents and affiliates and each person, if any, who controls the Trust or the Distributor within the meaning of Section 15 of the 1933 Act (or is under common control with either such entity) (collectively, the “Indemnified Parties” for purposes of this Section 13.1) against any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of the Company) or expenses (including the reasonable costs of investigating or defending any alleged loss, claim, damage, liability or expense and reasonable legal counsel fees incurred in connection therewith) (collectively, “Losses”), to which the Indemnified Parties may become subject under any statute or regulation, or at common law or otherwise, insofar as such Losses:

(a)                                 arise out of or are based upon any untrue statements or alleged untrue statements of any material fact contained in a registration statement prospectus (including offering memoranda, if any) or profile (if any) for the Contracts or in the Contracts themselves or in sales literature generated or approved by the Company or Contract Distributor on behalf of the Contracts or Accounts (or any amendment or supplement to any of the foregoing) (collectively “Company Documents” for the purposes of this Section 13), or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, provided that this indemnity shall not apply as to: (i) the Trust or any of its Indemnified Parties if such statement or omission or such alleged statement or omission was made in reliance upon and was accurately derived from written information furnished to the Company or Contract Distributor by or on behalf of the Trust for use in Company Documents or otherwise for use in connection with the sale of the Contracts or Trust shares; or (ii) the Distributor or any of its Indemnified Parties if such statement or omission or such alleged statement or omission was made in reliance upon and was accurately derived from written information furnished to the Company by or on behalf of the Distributor for use in Company Documents or otherwise for use in connection with the sale of the Contracts or Trust shares; or

(b)                                 arise out of or result from statements or representations (other than statements or representations contained in and accurately derived from Trust Documents as defined in Section 13.2(a))

or wrongful conduct of the Company or Contract Distributor or persons under their control, with respect to the sale or distribution of the Contracts or Trust shares; or

(c)                                  arise out of or result from any untrue statement or alleged untrue statement of a material fact contained in the Trust Documents as defined in Section 13.2(a) or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading if such a statement or omission was made in reliance upon and accurately derived from written information furnished to the Trust or the Distributor by or on behalf of the Company or Contract Distributor; or

(d)                                 arise out of or result from any failure by the Company or Contract Distributor to perform its obligations under this Agreement; or

(e)                                  arise out of or result from any material breach of any representation and/or warranty made by the Company or Contract Distributor or arise out of or result from any other material breach of this Agreement.

13.2                        Indemnification by the Distributor.  The Distributor agrees to indemnify and hold harmless the Company and Contract Distributor and each of its directors, trustees, officers, employees and agents and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act (or is under common control with either such entities) (collectively, the “Indemnified Parties” for purposes of this Section 13.2) against any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of the Distributor) or expenses (including the reasonable costs of investigating or defending any alleged loss, claim, damage, liability or expense and reasonable legal counsel fees incurred in connection therewith) (collectively, “Losses”), to which the Indemnified Parties may become subject under any statute or regulation, or at common law or otherwise, insofar as such Losses:

(a)                                 arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the registration statement or prospectus for the Trust (or any amendment or supplement thereto) (collectively, “Trust Documents” for purposes of this Article 13), or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, provided that this indemnity shall not apply as to any Indemnified Party if such statement or omission or such alleged statement or omission was made in reliance upon and was accurately derived from written information furnished to the Distributor or the Trust by or on behalf of the Company for use in the Trust Documents or otherwise for use in connection with the sale of the Contracts or Trust shares; or

(b)                                 arise out of or result from of statements or representations (other than statements or representations contained in and accurately derived from Company Documents) or wrongful conduct of the Distributor or the Trust or persons under their control, with respect to the sale or distribution of the Contracts or Trust shares; or

(c)                                  arise out of or result from any untrue statement or alleged untrue statement of a material fact contained in Company Documents, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statement or statements therein not misleading, if such statement or omission was made in reliance upon and accurately derived from written information furnished to the Company by or on behalf of the Distributor or the Trust; or

(d)                                 arise out of or result from any failure by the Distributor or the Trust to provide the services or furnish the materials required under the terms of this Agreement; or

(e)                                  arise out of or result from any material breach of any representation and/or warranty made by the Distributor or the Trust in this Agreement or arise out of or result from any other material breach of this Agreement by the Distributor or the Trust (including a failure whether unintentional, or in good faith, or otherwise, to comply with the diversification and other qualification requirements specified in this Agreement).

13.3                        None of the parties to this Agreement shall be liable under the indemnification provisions of Sections 13.1 or 13.2, as applicable, with respect to any Losses incurred or assessed against an Indemnified Party that arise from such Indemnified Party’s willful misfeasance, bad faith, or negligence in the performance of such Indemnified Party’s duties or by reason of such Indemnified Party’s reckless disregard of obligations or duties under this Agreement.

13.4                        None of the parties to this Agreement shall be liable under the indemnification provisions of Section 13.1 or 13.2, as applicable, with respect to any claim made against an Indemnified Party unless such Indemnified Party shall have notified the other parties in writing within a reasonable time after the summons or other first written notification giving information of the nature of the claim shall have been served upon or otherwise received by such Indemnified Party (or after such Indemnified Party shall have received notice of service upon any designated agent), but failure to notify the party against whom indemnification is sought of any such claim shall not relieve that party from any liability which it may have to the Indemnified Party in the absence of Sections 13.1 and 13.2.

13.5                        In case any such action is brought against the Indemnified Parties, the indemnifying party shall be entitled to participate, at its own expense, in the defense of such action.  The indemnifying party also shall be entitled to assume the defense thereof, with counsel reasonably satisfactory to the party named in the action.  After notice from the indemnifying party to the Indemnified Party of an election to assume such defense, the Indemnified Party shall bear the fees and expenses of any additional counsel retained by it, and the indemnifying party will not be liable to Indemnified Party under this Agreement for any legal or other expenses subsequently incurred by such party independently in connection with the defense thereof other than reasonable costs of investigation.

IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed in its name and on its behalf by its duly authorized representative as of the date first written above.

Jefferson National Life Insurance Company
(on behalf of itself and its Accounts)

By:
	Name:	Craig A. Hawley
	Title:	General Counsel & Secretary

Jefferson National Securities Corporation
(on behalf of itself and its Accounts)

By:
	Name:	Craig A. Hawley
	Title:	President

JOHN HANCOCK VARIABLE INSURANCE TRUST

By:
Name:
Title:

JOHN HANCOCK DISTRIBUTORS, LLC

By:
Name:
Title:

Schedule A

Names of Accounts, Dates Established by Board of Directors and Contracts:

Account	Date Established	Contracts
Jefferson National Life Annuity Account G	1/18/1996	JNL2300-1, JNL2300-2, JNL2300-3 and all future series

Schedule B

Funds Available for Sale to Participating Insurance Companies:

Fund	Share Class
Emerging Markets Value Trust	NAV

Schedule C

Expenses

Item	Function	Party Responsible for Expense
Trust Prospectus & SAI
Fund Update	Typesetting	Trust
New Sales	Printing	Company
	Distribution	Company
Existing Owners	Printing	Trust
	Distribution	Trust

Trust Prospectus Supplements
Fund Update	Typesetting	Trust
New Sales	Printing	Company
	Distribution	Company
Existing Owners	Printing	Trust
	Distribution	Trust

Trust Proxy Materials	Typesetting	Trust
	Printing	Trust
	Distribution	Trust

Annual Reports & Other Communications
All	Typesetting	Trust
Marketing	Printing	Company
	Distribution	Company
Existing Owners	Printing	Trust
	Distribution	Trust